EXHIBIT 10.7

Silicon Valley Bank

Amendment to Loan Documents

Borrower:             InVision Technologies, Inc.

Date:                      August 13, 2003

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

Borrower and Silicon agree to amend the Loan and Security Agreement between them, dated November 8, 2000 (as amended through the date hereof, the “Loan Agreement”), as follows, effective as of the date hereof.  (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)  As used herein and in the Loan Agreement, the term “Schedule” refers to that certain Amended and Restated Schedule to the Loan Agreement, dated July 19, 2002 (as amended (including, without limitation, pursuant to this Amendment), restated, supplemented, or otherwise modified from time to time), between Silicon and Borrower, which Schedule forms an integral part of the Loan Agreement.  For purposes of this Amendment, the Loan Agreement shall be deemed to include the Schedule unless the context requires otherwise.

1.             Modified Minimum Tangible Net Worth Financial Covenant.  The Minimum Tangible Net Worth financial covenant set forth in Section 5 of the Schedule is hereby amended to read as follows:

Minimum Tangible

Net Worth:                                                                                  Borrower shall maintain a Tangible Net Worth of not less than the following:

For the fiscal quarter ending September 30, 2003 and each fiscal quarter ending thereafter:  $215,000,000 plus (i) 100% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower (exclusive of any proceeds from such equity securities and subordinated debt that are utilized by the Borrower for (A) the repurchase by Borrower of its own stock or (B) the purchase price that is attributable to the intangible assets of an acquired company in a permitted acquisition and the goodwill, if any, created by the excess of the purchase price over the fair market value of the assets acquired in such permitted acquisition), plus (ii) 50% of the Borrower’s net income in each fiscal quarter ending after the date hereof.  Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

Provided that the Indenture and Note are acceptable to Silicon as provided in that certain Limited Waiver of even date herewith, then the indebtedness issued under the Notes will be excluded from “liabilities” for the purpose of calculating the Tangible Net Worth financial covenant (as amended).

2.             Addition of Minimum Cash on Hand Covenant.  The following Minimum Cash On Hand Financial Covenant is hereby added to Section 5 of the Schedule and shall read as follows:

Minimum Cash

On Hand:                                                                                            As of the end of Borrower’s fiscal quarter ending September 30, 2003, and each fiscal quarter ending thereafter, Borrower shall maintain a minimum of unrestricted cash (and cash equivalents) in accounts maintained in the United States in an amount of not less than $75,000,000.

3.             Modified Covenant Regarding Transactions with Subsidiaries.  The paragraph of Section 9 of the Schedule that currently reads as follows:

Transactions with Subsidiaries.  Borrower agrees that the aggregate amount of all expenses Borrower incurs on behalf of its Subsidiaries plus the aggregate amount of money or other assets Borrower loans and/or transfers to its Subsidiaries shall not at anytime exceed $1,000,000 during the term of this Agreement.  The preceding shall not include any such expenses, loans and/or transfers incurred or made prior to the date of this Agreement.

is hereby amended to read as follows:

Transactions with Subsidiaries.  Borrower agrees that, provided no Default or Event of Default has occurred and is continuing, the aggregate amount of all expenses Borrower incurs on behalf of its Subsidiaries plus the aggregate amount of money or other assets Borrower loans and/or transfers to its Subsidiaries shall not at anytime exceed $10,000,000 during any calendar year while this Agreement is in effect.

4.             Acknowledgment Regarding Exim Agreement.  It is agreed and acknowledged that Silicon shall have no further duties to make any loans under that certain Loan and Security Agreement (Exim Program) executed by and between Borrower and Silicon and dated November 8, 2000 (as the same may have been amended from time to time).

5.             Representations True.  Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

6.             General Provisions.  This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

INVISION TECHNOLOGIES, INC.		SILICON VALLEY BANK

By	/s/ Donald M. Mattson	By	/s/ Quentin Falconer
	President or Vice President	Title	Senior V.P.

By	/s/ Trâm T. Phi
Secretary or Ass’t Secretary